SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 21, 2003

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-14488		76-0025431
(Commission File Number)		(IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Ste. 100
Houston, Texas		77043
(Address of Principal Executive Offices)		(Zip Code)

(713) 881-8900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Item 3.	Bankruptcy or Receivership.

On July 21, 2003, Seitel, Inc., a Delaware corporation (the "Company"), and certain of its subsidiaries filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), together with a joint plan of reorganization (the "Plan"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Chapter 11 Case No. 03-12227). The Company and 30 of its U.S.-based subsidiaries (the "Debtor Subsidiaries") will operate their business under the protection of the Bankruptcy Code as "debtors-in-possession" pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code, which will allow them to continue operations during the reorganization proceeding. Each of the Company and the Debtor Subsidiaries will remain in possession of its assets and properties, and its business and affairs will continue to be managed by its directors and officers, subject in each case to the supervision of the Bankruptcy Court. The Plan is being financed by Berkshire Hathaway Inc. ("Berkshire"). If the Plan is confirmed and consummated, the Company will become a wholly owned subsidiary of Berkshire. Consummation of the Plan is subject to a number of conditions, including confirmation by the Bankruptcy Court no later than November 18, 2003.

In connection with the Plan filing, the previously pending bankruptcy petitions which were filed involuntarily against the Company by its creditors on June 6, 2003 are the subject of a joint request for dismissal filed by the Company and Ranch Capital L.L.C. ("Ranch"). Ranch previously purchased all of the senior secured notes (the "Notes") held by the persons who filed the involuntary bankruptcy petitions. Ranch has sold the Notes to Berkshire.

The Company has entered into a debtor-in-possession loan and security agreement (the "DIP Facility") with Wells Fargo Foothill, Inc. as lender to provide up to $20.0 million in financing to support the Company's and the Debtor Subsidiaries' operations during the course of the reorganization proceedings. The DIP Facility will supplement the Company's and the Debtor Subsidiaries' cash position to ensure that all on-going working capital needs are met, and will be secured by substantially all of the assets of the Company and the Debtor Subsidiaries. The effectiveness of the DIP Facility is subject to a number of conditions, including approval of its terms by order of the Bankruptcy Court. The Company's motions relating to the DIP Facility and other matters are scheduled to be heard by the Bankruptcy Court on or about July 23, 2003.

The Company issued a press release, a copy of which is filed as Exhibit 99.1 to this Current Report, and which is incorporated herein by reference, announcing the Chapter 11 filing. In addition, a copy of the Plan and the DIP Facility are filed as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

	(a)	Financial Statements of Business Acquired.

Not Applicable.

	(b)	Pro Forma Financial Information (unaudited).

Not Applicable.

	(c)	Exhibits.

		99.1	Seitel, Inc. Press Release, dated July 21, 2003.

		99.2	Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated July 21, 2003.

		99.3	Loan and Security Agreement, dated as of June 24, 2003, among Seitel, Inc. and each of its subsidiaries signatory thereto, and Wells Fargo Foothill, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date:	July 22, 2003	SEITEL, INC.

		By:	/s/ Larry E. Lenig, Jr.

		Name:	Larry E. Lenig, Jr.
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit		Page

99.1	Seitel, Inc. Press Release, dated July 21, 2003.	4

99.2	Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated July 21, 2003.	5

99.3	Loan and Security Agreement, dated as of June 24, 2003, among Seitel, Inc. and each of its subsidiaries signatory thereto, and Wells Fargo Foothill, Inc.	48